SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: April 11, 2002
                (Date of earliest event reported) March 28, 2002


                           CONTINENTAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


       OKLAHOMA                     333-61547               73-0767549
(State or other jurisdiction       (Commission            (IRS Employer
    of incorporation)              File Number)         Identification No.)

                        301 North Independence, Suite 106
                              Enid, Oklahoma 73701
               (Address of principal executive offices) (Zip Code)

                                 (580) 233-8955
              (Registrant's telephone number, including area code)
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Information To Be Included in the Report

Item 2.  Acquisition or Disposition of Assets.

     On March 28, 2002, the Registrant executed a Fourth Amended and Restated Credit Agreement in which a group of lenders, led by Union Bank of California, N.A., Guaranty Bank, FSB and Fortis Capital Corp., agreed to provide a $175.0 million senior secured revolving credit facility to the Registrant. Availability of funds under the credit facility is subject to a maximum borrowing base amount to be determined semi-annually on a regular basis and at other times upon request by either the lenders or the Registrant. The initial borrowing base is $140.0 million.

     Borrowings under the credit facility are secured by liens on all oil and gas properties and associated assets of the Registrant and its subsidiaries. Borrowings under the credit facility bear interest, payable quarterly, at (a) a rate per annum equal to the rate at which eurodollar deposits for one, two, three or six months (as selected by the Registrant) are offered by Union Bank of California plus an applicable margin ranging from 150 to 250 basis points, or
(b) at Union Bank's reference rate plus an applicable margin ranging from 25 to 50 basis points. The credit facility matures March 28, 2005. There is no scheduled amortization of principal prior to maturity. In the event the applicable borrowing base exceeds the outstanding principal balance under the credit facility, the Registrant must either provide additional collateral or reduce the principal balance by the amount of such excess.

     The credit facility contains certain covenants restricting or limiting the ability of the Registrant to incur debt, pledge or mortgage assets, pay dividends, enter into hedging agreements and sell assets. In addition, the Registrant is required to maintain certain ratios, including (i) a current ratio of 1.0 to 1.0; (ii) a fixed charge coverage ratio of not less than 1.25 to 1.0;
(iii) a ratio of total funded debt to EBITDA of not more than 3.75 to 1.0; (iv) a ratio of senior debt to EBITDA of not more than 2.5 to 1.0 and (v) a ratio of total funded debt to total capitalization of not more than .70 to 1.0.

     The credit facility contains customary events of default and customary remedies are available to the lenders upon the existence of uncured events of default.

Item 7.  Financial Statements and Exhibits.

  Exhibits
  --------

10.1 Fourth Amended and Restated Credit Agreement dated March 28, 2002 among the Registrant, Union Bank of California, N.A., Guaranty Bank, FSB and Fortis Capital Corp.

10.2 Unlimited Guaranty Agreement dated March 28, 2002.

10.3 Security Agreement dated March 28, 2002 between Registrant and Guaranty Bank, FSB, as Agent.

10.4 Stock Pledge Agreement dated March 28, 2002 between Registrant and Guaranty Bank, FSB, as Agent.

10.5 Collateral Assignment of Contracts dated March 28, 2002 between Registrant and Guaranty Bank, FSB, as Agent.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, theRegistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CONTINENTAL RESOURCES, INC.


                                         By  ROGER CLEMENT
                                             Roger  Clement, Senior Vice
                                             President and Chief Financial
                                             Officer
April 11, 2002
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                                 EXHIBIT INDEX
Exhibit
  No.   Description                               Method of Filing
------  -----------                               ----------------

10.1 Fourth   Amended  and  Restated   Credit     Filed herewith electronically
     Agreement dated March 28, 2002 among the
     Registrant,  Union  Bank of  California,
     N.A.,  Guaranty  Bank,  FSB  and  Fortis
     Capital Corp.

10.2 Unlimited Guaranty Agreement dated March     Filed herewith electronically
     28, 2002.

10.3 Security  Agreement dated March 28, 2002     Filed herewith electronically
     between  Registrant  and Guaranty  Bank,
     FSB, as Agent.

10.4 Stock Pledge  Agreement  dated March 28,     Filed herewith electronically
     2002  between  Registrant  and  Guaranty
     Bank, FSB, as Agent.

10.5 Collateral Assignment of Contracts dated     Filed herewith electronically
     March 28, 2002  between  Registrant  and
     Guaranty Bank, FSB, as Agent.